Exhibit 99.1

Steel Connect Announces Adjournment of Annual Meeting

SMYRNA, TN—October 14, 2022—Steel Connect, Inc. (NASDAQ: STCN), a holding company (the “Company” or “Steel Connect”), announced today that it intends to convene and further adjourn, without conducting any other business, the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting will reconvene on October 28, 2022 at 11:00 a.m., Eastern time, and will be accessible only through the Internet at www.virtualshareholdermeeting.com/STCN2021. The record date for stockholders entitled to vote at the Annual Meeting remains August 19, 2022.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposals set forth in the Proxy Statement, as it may be supplemented. Proxies previously submitted in respect of the Annual Meeting will be voted at the reconvened Annual Meeting unless properly revoked.

Steel Connect’s stockholders are reminded that their vote is important, no matter how many or how few shares of stock they own. The Company’s Board of Directors recommends that the Company’s stockholders vote “FOR” each of the proposals at the reconvened Annual Meeting by completing and returning their proxy card, or by submitting their proxy by telephone or over the Internet. All votes must be received by 11:59 p.m., Eastern time, on October 27, 2022 to be counted.

If you would like copies of the Definitive Proxy Statement filed by the Company in connection with the Annual Meeting, have questions about any of the proposals, or require assistance voting your shares, please contact the proxy solicitor assisting us on this matter:

Mackenzie Partners, Inc.
1407 Broadway, 27 Floor
New York, New York 10018
Banks and Brokers Call: (212) 929-5500
All Others Call Toll-Free: (800) 322-2885
Email: proxy@mackenziepartners.com

About Steel Connect, Inc.

Steel Connect, Inc. is a holding company with a wholly owned subsidiary, ModusLink Corporation, that serves the supply chain management markets.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Steel Connect by Steel Partners. In connection with the proposed Merger, Steel Connect will file with the SEC and furnish to Steel Connect’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, STEEL CONNECT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement and other relevant documents filed by Steel Connect with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement and other relevant documents from Steel Connect’s website at www.steelconnectinc.com or by directing a request to Steel Connect, Inc., Attn: Chief Financial Officer, 2000 Midway Lane, Smyrna, Tennessee 37167 or by calling (914) 461-1276.

Participants in the Solicitation

Steel Connect and its directors, executive officers and certain other members of management and employees of Steel Connect may be deemed to be “participants” in the solicitation of proxies from the stockholders of Steel Connect in connection with the proposed Merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Steel Connect in connection with the proposed Merger, which may be different than those of Steel Connect’s stockholders generally, are set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about Steel Connect and its directors and executive officers and their ownership of Steel Connect common stock in the proxy statement, and additional information about the ownership of Steel Connect common stock by Steel Connect’s directors and executive officers is included in their Forms 3, 4 and 5 filed with the SEC.

FOR FURTHER INFORMATION:

Steel Connect, Inc.

Attn: Chief Financial Officer

2000 Midway Lane, Smyrna, Tennessee 37167

steelconnectinc.com or (914) 461-1276